NEWS RELEASE

FOR IMMEDIATE RELEASE

For:

GeoResources, Inc.

Contact:

Cathy Kruse

P. O. Box 1505

Telephone:

(701) 572-2020

Williston, ND  58802

ir@geoi.net

GEORESOURCES, INC. REPORTS THIRD QUARTER AND

NINE-MONTH RESULTS

Williston, ND November 14, 2005 – GeoResources, Inc., (Nasdaq: GEOI), today reported third quarter 2005 net income of $575,927, or $0.15 per fully diluted share, on revenue of $2,375,086 compared to a 2004 net income of  $418,928, or $0.11 per fully diluted share, on revenue of $1,806,667.  Earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) for the third quarter 2005 were $927,622 compared to $698,319 for the third quarter 2004. 1

For the nine months ended September 30, 2005 net income was $1,697,326, or $0.44 per fully diluted share, on revenue of $6,083,670, versus net income of $736,387, or $0.20 per fully diluted share, on revenue of $4,592,240 in the first nine months of 2004.  EBITDA for the first nine months of 2005 was $2,615,387, compared to $1,446,372 the same period in 2004.  A 40% increase in average commodity prices, which averaged $48.12 per barrel of oil equivalent (BOE) during the first nine months of 2005, contributed to the improved results.

GeoResources sold a total of 29,978 BOE during the third quarter 2005 generating oil and gas revenue of $1,654,831. This compares to sales of 31,029 BOE in the third quarter 2004 for revenue of $1,206,352. Production was up slightly from the second quarter 2005 as a result of workover activity completed during the period. Production for the nine months declined 6% to 85,820 BOE. In November, the Company drilled the Anderson 41-25, a development well in Bottineau County, North Dakota. Completion operations should commence on the Anderson 41-25 during November. The Company plans to drill one additional well before year-end.

The leonardite processing facility has been shut down following a fire on May 17, 2005 that damaged the facility. During the third quarter the Company recorded minimal sales of leonardite raw material and incurred expenses associated with clean up and salvage of inventory. Plans to rebuild the leonardite facility are underway, however due to labor shortages in the area, the timing for completion of the repairs cannot be estimated.

GeoResources subsidiary, Western Star Drilling Company, drilled 4 wells for third parties during the third quarter, generating drilling revenue of $694,452 and operating income of $111,071 for the quarter.  For the first nine months of 2005 Western Star drilled seven third party wells, generating $1,155,095 of revenue and an operating loss of $23,371. Repair costs incurred during the first quarter resulted in a negative operating income. The Company has pending contracts for third party drilling and one well for its own account.

J.P. Vickers, President of GeoResources, said, “We stabilized our production with workover success during the quarter and with the completion of the Anderson 41-25 in this quarter we should see a slight increase in production. Our drilling services are in great demand and if commodity prices remain strong, we expect an even better year in 2006.”

1EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluating us.  Our measure of EBITDA may not be the same as similar measures described by other companies.  EBITDA is calculated as follows:

	Quarter Ended	Quarter Ended
	September 30, 2005	September 30, 2004

Net income	$ 575,927	$ 418,928
Add back
Interest expense	22,419	21,991
Income tax	110,000	49,000
Depreciation and amortization	219,276	208,400
EBITDA	$ 927,622	$ 698,319

	Nine Months Ended	Nine Months Ended
	September 30, 2005	September 30, 2004

Net Income.	$ 1,697,326	$ 736,387
Add back:
Interest expense	70,125	60,617
Income tax	239,000	78,000
Depreciation and amortization	608,936	571,368
EBITDA	$ 2,615,387	$ 1,446,372

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-KSB for the Fiscal Year Ended December 31, 2004, for meaningful cautionary language disclosure.

--30--

PART I.  FINANCIAL INFORMATION

ITEM 1.  Financial Statements

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and equivalents	$ 2,023,649	$ 715,551
Trade receivables, net	855,256	1,030,716
Insurance claim receivable	41,223	--
Inventories	246,722	235,405
Prepaid expenses	97,493	65,762
Total current assets	3,264,343	2,047,434
PROPERTY, PLANT AND EQUIPMENT, at cost:
Oil and gas properties, using the
full cost method of accounting:
Properties being amortized	26,668,212	25,997,466
Properties not subject to amortization	223,921	213,921
Drilling rig and equipment	1,586,244	1,533,838
Leonardite plant and equipment	850,889	3,284,466
Other	788,671	756,535
	30,117,937	31,786,226
Less accumulated depreciation, depletion
amortization and impairment	(19,464,347)	(21,113,489)
Net property, plant and equipment	10,653,590	10,672,737
TOTAL ASSETS	$ 13,917,933	$ 12,720,171

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 643,720	$ 996,624
Accrued expenses	389,432	382,693
Income taxes payable	151,000	--
Current portions of capital lease obligations	42,520	64,286
Current maturities of long-term debt	526,145	518,750
Total current liabilities	1,752,817	1,962,353

CAPITAL LEASE OBLIGATIONS, less current portions	25,798	54,847
LONG-TERM DEBT, less current maturities	691,667	1,205,729
ASSET RETIREMENT OBLIGATION	1,962,230	1,893,510
DEFERRED INCOME TAXES	612,000	524,000
Total liabilities	5,044,512	5,640,439
STOCKHOLDERS' EQUITY:
Common stock, par value $.01 per share;
authorized 10,000,000 shares;
issued and outstanding 3,765,269
and 3,723,977 shares, respectively	37,653	37,240
Additional paid-in capital	391,881	295,932
Retained earnings	8,443,887	6,746,560
Total stockholders' equity	8,873,421	7,079,732
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 13,917,933	$ 12,720,171

See Notes to Consolidated Financial Statements.

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2005	2004	2005	2004
OPERATING REVENUES:
Oil and gas sales	$ 1,654,831	$ 1,206,352	$ 4,129,992	$ 3,123,312
Leonardite sales	25,803	297,537	798,583	848,069
Drilling revenue	694,452	302,778	1,155,095	620,859

	2,375,086	1,806,667	6,083,670	4,592,240

OPERATING COSTS AND EXPENSES:
Oil and gas production	693,882	500,224	1,637,924	1,363,964
Leonardite operations	76,421	234,363	744,143	737,794
Drilling costs	527,384	250,380	1,064,320	615,433
Depreciation and depletion	219,276	208,400	608,936	571,368
Selling, general and administrative	148,397	128,637	496,644	453,991

	1,665,360	1,322,004	4,551,967	3,742,550

Operating income	709,726	484,663	1,531,703	849,690

OTHER INCOME (EXPENSE):
Interest expense	(22,419)	(21,991)	(70,125)	(60,617)
Interest income	2,979	306	14,543	10,464
Gain on involuntary conversion of Leonardite facility	--	--	497,743	--
Other, net	(4,359)	4,950	(37,538)	14,850

	(23,799)	(16,735)	404,623	(35,303)

Income before income taxes	685,927	467,928	1,936,326	814,387

Income tax expense	110,000	49,000	239,000	78,000

Net income	$ 575,927	$ 418,928	$ 1,697,326	$ 736,387

EARNINGS PER SHARE:

Basic	$ .15	$ .11	$ .45	$ .20

Diluted	$ .15	$ .11	$ .44	$ .20

See Notes to Consolidated Financial Statements.